                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [_] CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Digex, Incorporated
              ----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                        N/A
     ------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

                        N/A
     ------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                        N/A
     ------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

                        N/A
     ------------------------------------------------

     (5) Total fee paid:

                        N/A
     ------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                        N/A
     ------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

                        N/A
     ------------------------------------------------

     (3) Filing Party:

                        N/A
     ------------------------------------------------

     (4) Date Filed:

                        N/A
     ------------------------------------------------

     (5) Total fee paid:

                        N/A

     ------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                        N/A

     ------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

                        N/A

     ------------------------------------------------


     (3) Filing Party:

                        N/A

     ------------------------------------------------


     (4) Date Filed:

                        N/A

     ------------------------------------------------

                              DIGEX, INCORPORATED
                                ONE DIGEX PLAZA
                              BELTSVILLE, MD 20705
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 1, 2000
                            ------------------------

To the Stockholders of Digex, Incorporated:

     Notice is Hereby Given that the Annual Meeting of Stockholders of Digex, Incorporated will be held at the Hyatt Regency Hotel, One Bethesda Metro Center, Crystal Ballroom -- Level P3, Wisconsin Avenue at Old Georgetown Road, Bethesda, Maryland 20814, on Thursday, June 1, 2000, at 10:00 a.m. Eastern Daylight Savings Time, for the purposes set forth below:

     (1) To elect eight Directors to serve until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

     (2) To ratify the Digex Long-Term Incentive Plan;

     (3) To increase the number of shares of Class A Common Stock authorized for issuance under the Digex Long-Term Incentive Plan from 9,000,000 shares to 15,000,000 shares;

     (4) To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 2000; and

     (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on Thursday, April 6, 2000, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     MANAGEMENT REQUESTS ALL STOCKHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SHOULD YOU ATTEND IN PERSON, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          David C. Ruberg
                                          Chairman of the Board

April 27, 2000

                              DIGEX, INCORPORATED
                                ONE DIGEX PLAZA
                              BELTSVILLE, MD 20705
                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, JUNE 1, 2000
                            ------------------------

     The enclosed form of Proxy is solicited by the Board of Directors of Digex, Incorporated in connection with the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Hotel, One Bethesda Metro Center, Crystal Ballroom -- Level P3, Wisconsin Avenue at Old Georgetown Road, Bethesda, Maryland 20814, on Thursday, June 1, 2000, at 10:00 a.m. Eastern Daylight Savings Time, and at any and all adjournments thereof (the "Annual Meeting"). The Company's principal executive offices are located at One Digex Plaza, Beltsville, Maryland 20705. This Proxy Statement and accompanying form of Proxy will be first mailed to stockholders on or about May 12, 2000. The Annual Report of the Company for the fiscal year ended December 31, 1999, accompanies this Proxy Statement but is not part of the proxy soliciting materials.

           VOTING RIGHTS, SOLICITATION AND RECOVERABILITY OF PROXIES

     Stockholders of record as of the close of business on April 6, 2000 (the "Record Date"), are the only persons entitled to vote at the Annual Meeting. As of that date, there were issued and outstanding 24,150,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and 39,350,000 shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), the only outstanding securities of the Company entitled to vote at the Annual Meeting. Each share of Class A Common Stock outstanding entitles the holder thereof to one vote. Each share of Class B Common Stock outstanding entitles the holder thereof to ten votes. The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Except in connection with the election of Directors, abstentions and broker non-votes (i.e. shares of Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular voting matter) are counted as shares represented and voted at the Annual Meeting only for the purpose of determining the number of votes required to approve a proposal. However, shares of Common Stock represented by proxies that withhold authority to vote for a nominee for election as a Director (including broker non-votes) will not be counted as a vote represented at the Annual Meeting for the purpose of determining the number of votes required to elect such nominee.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to its exercise by giving written notice of revocation to the Company,
Attention: Secretary, by filing a new written appointment of a proxy with an officer of the Company or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the Annual Meeting. UNLESS OTHERWISE SPECIFIED IN THE PROXY (AND EXCEPT FOR BROKER NON-VOTES AS DESCRIBED ABOVE), SHARES REPRESENTED BY EFFECTIVE PROXIES WILL BE VOTED FOR (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, (II) FOR THE PROPOSAL TO RATIFY THE DIGEX LONG-TERM INCENTIVE PLAN, (III) FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE PURSUANT TO AWARDS GRANTED UNDER THE DIGEX LONG-TERM INCENTIVE PLAN, (IV) FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000, AND
(V) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

                              COST OF SOLICITATION

     The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Stockholders and this Proxy Statement, is being paid by the Company. In addition, the Company may reimburse brokers and other persons holding stock in the name of nominees for their expenses incurred in sending proxy materials to their principals and obtaining their proxies.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     Eight Directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. The election of Directors requires the affirmative vote of a plurality of the votes represented and entitled to vote at the Annual Meeting. The Board of Directors of Digex has nominated the following persons for election as Directors: David C. Ruberg, John C. Baker, Philip A. Campbell, Richard A. Jalkut, George F. Knapp, Robert M. Manning, Jack E. Reich, and Mark
K. Shull. Each of the nominees is currently a Director of the Company. In the event that any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the present Board of Directors may determine. The Company is not aware of any nominee who will be unable or unwilling to serve as a Director.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                   DIRECTOR
                  NOMINEE                    AGE    SINCE                      POSITION
                  -------                    ---   --------                    --------
David C. Ruberg............................  54      1999     Chairman of the Board of Directors
Mark K. Shull..............................  44      1999     Director, President and Chief Executive
                                                                Officer
John C. Baker..............................  50      1999     Director
Philip A. Campbell.........................  63      1999     Director
Richard A. Jalkut..........................  55      1999     Director
George F. Knapp............................  68      1999     Director
Robert M. Manning..........................  40      2000     Director
Jack E. Reich..............................  49      1999     Director

     David C. Ruberg has served as Director and Chairman of the Board of Directors of Digex since April 1999. Mr. Ruberg has served as President, Chief Executive Officer and a Director of Intermedia Communications Inc., our majority stockholder, since May 1993, and as Chairman of the Board of Directors of Intermedia since March 1994. From September 1991 to May 1993, he was an independent consultant to the computer and telecommunications industries. From 1989 to September 1991, Mr. Ruberg served as Vice President and General Manager of the Telecommunications Division and then of the Personal Computer/ Systems Integration Division of Data General Corporation, a computer manufacturer. From 1984 to 1989, Mr. Ruberg served as a Vice President of TIE Communications, Inc., a manufacturer of telecommunications equipment. Mr. Ruberg currently serves as a member of the Technical Advisory Committee of Baker Capital Corp. Mr. Ruberg received his B.A. in mathematics from Middlebury College and his M.S. in computer science from the University of Michigan.

     Mark K. Shull has served as President and Chief Executive Officer of Digex since July 1999. From February 1997 to June 1999, he served as Vice President and General Manager of the Web hosting and electronic commerce business unit of GTE Internetworking. From March 1995 to January 1997, prior to GTE Internetworking's acquisition of BBN Planet Corporation, he served as Vice President and General Manager of BBN Planet Corporation's Internet Business Solutions Group. From July 1993 to March 1995, he served as a Senior Consultant at EDS Management Consulting. Mr. Shull received his B.A. in public and international affairs from Princeton University and holds a J.D. from Stanford Law School.

     John C. Baker has served as Director of Digex since April 1999. He has served as Director of Intermedia since February 1988. Mr. Baker has been the President of Baker Capital Corp., a private equity investment management firm, since September 1995. He served as Senior Vice President of Patricof & Co. Ventures, Inc., a multi-national venture capital firm, from 1988 until August 1995. Mr. Baker is currently a Director of QS Communications AG, a German corporation.

     Philip A. Campbell has served as Director of Digex since April 1999. He has served as Director of Intermedia since September 1996. Mr. Campbell retired from Bell Atlantic as Director, Vice Chairman and Chief Financial Officer in 1991. Previously, he served as President of New Jersey Bell, Indiana Bell and Bell Atlantic Network Services.

     Richard A. Jalkut has served as Director of Digex since July 1999. He has served as President, Chief Executive Officer and Director of Pathnet, Inc. since August 1997. From January 1995 to August 1997, Mr. Jalkut served as President and Group Executive of NYNEX Telecommunications Group. From 1991 to 1995, he served as President and Chief Executive Officer of New York Telephone Co. Inc., the predecessor company to NYNEX Telecommunications Group. Mr. Jalkut is currently a Director of HSBC Bank USA, formerly Marine Midland Bank, a commercial bank, a Director and Chairman of the Board of Directors of Ikon Office Solutions, Inc., a company engaged in wholesale and retail office equipment sales, and a Director of Home Wireless Networks, a company developing a wireless product for home and business premises.

     George F. Knapp has served as Director of Digex since April 1999. He has served as Director of Intermedia since February 1988. He has been a Principal of Communications Investment Group, an investment banking firm, since June 1990. From January 1988 until June 1989, Mr. Knapp was an associate at MBW Management, Inc., a venture capital firm. Prior to that time, he held various executive positions at ITT Corporation and its subsidiaries, most recently as Corporate Vice President of ITT Corporation. Mr. Knapp is currently a member of the Manhattan College Board of Trustees and Chairman of its Finance Committee.

     Robert M. Manning has served as Director of Digex since January 2000. Mr. Manning has served as Senior Vice President, Chief Financial Officer of Intermedia since September 1996. Mr. Manning joined Intermedia from DMX Inc., a Los Angeles-based cable programmer, where he was Executive Vice President, Senior Financial Executive and a Director of DMX-Europe from October 1991 to September 1996. Prior to his tenure at DMX, Mr. Manning spent ten years in the investment banking field in corporate finance and mergers and acquisitions, most recently with Oppenheimer and Co., Inc. as Vice President, Corporate Finance, managing their Entertainment/Leisure Time Group from October 1988 to October 1991. Mr. Manning is a graduate of Williams College.

     Jack E. Reich has served as Director of Digex since July 1999. From November 1998 to the present, he has served as President of KJE Inc., a management and investment consulting firm. From December 1996 to November 1998 he served as President and Chief Executive Officer of e.spire Communications, Inc. Mr. Reich was also appointed Director during his tenure with e.spire Communications, Inc. From April 1994 to October 1996 he served as President, Customer Business Solutions, of Ameritech. From April 1986 to April 1994, he served in a number of management positions for MCI Communications Corporation, including President, Multinational Accounts. Prior to MCI, Mr. Reich held various management positions with Rolm Corporation and AT&T. Mr. Reich is currently a Director of LISN, Inc. and serves on their Compensation Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the Board of Directors held seven meetings and took several actions by unanimous written consent. All of the Directors were in attendance at more than 75% of the meetings of the Board of Directors as well as all meetings of each committee of the Board of Directors on which they served. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors; reviews the results and scope of the audit and other services provided by our independent auditors; reviews our financial statements; and reviews and evaluates our internal control functions. The audit committee is composed of Philip A. Campbell, George F. Knapp and Richard A. Jalkut. The chairman of the audit committee is Mr. Campbell. The Audit Committee held one meeting during 1999.

     The Compensation Committee administers our Long-Term Incentive Plan and makes recommendations to the Board of Directors regarding the executive compensation and salaries and incentive compensation for our employees and consultants. The Compensation Committee is composed of David C. Ruberg, and Jack
E. Reich. The chairman of the Compensation Committee is Mr. Ruberg. The Compensation Committee held one meeting during 1999.

DIRECTOR COMPENSATION

     Our Directors who are not employed by either Digex or Intermedia receive an annual fee of $16,000 and a fee of $1,000 for each meeting (or $500 for each telephonic meeting) of the Board of Directors or committees of the Board of Directors attended in addition to reimbursement of actual out-of-pocket expenses incurred in connection with attending these meetings. Each such Director is also granted stock options in accordance with the terms of the Digex Long-Term Incentive Plan. For a description of these awards, please see "Proposal Three:
Ratify Digex Long-Term Incentive Plan -- Formula Awards."

INDEMNIFICATIONS OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

     Our Certificate of Incorporation includes a provision that eliminates the personal liability of our Directors for monetary damages for breach of fiduciary duty as a Director, except for liability:

     - for any breach of the Director's duty of loyalty to us or our stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

     - for any transaction from which the Director derived an improper personal benefit.

These provisions are permitted under Delaware law.

     Our bylaws provide that:

     - we must indemnify our Directors, officers, employees and agents to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and

     - we must advance expenses, as incurred, to our Directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law, subject to certain very limited exceptions.

     We have entered into indemnification agreements with each of our Directors and executive officers to give them additional contractual assurances regarding the scope of the indemnification described above and to provide additional procedural protections. Generally, pursuant to each indemnification agreement, Digex will indemnify a Director or officer, known as the "indemnitee," who is or was a party to any legal action by or in the right of Digex or against the indemnitee due to his or her position as a Digex Director or officer, against the expenses, judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the indemnitee in connection with such legal action, provided that such indemnitee acted in good faith and in a manner not opposed to the best interests of Digex.

     We also participate in Intermedia's Directors' and officers' insurance providing $50 million in indemnification coverage for our Directors, officers and certain employees for certain liabilities.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, the Compensation Committee was comprised of Messrs. Ruberg and Reich. No member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries. Mr. Ruberg is the President and Chief Executive Officer and a Director of Intermedia, our parent. For a description of certain relationships between Digex and Intermedia, see "Certain Relationships and Related Transactions."

                                 PROPOSAL TWO:

                     RATIFY DIGEX LONG-TERM INCENTIVE PLAN

     The Company is seeking the ratification by the stockholders of the adoption of the Digex Long-Term Incentive Plan (the "Plan"). The Plan permits awards of stock, stock options, stock appreciation rights, restricted stock and other stock-based awards and is intended to tie the participants awards under the Plan to measures of corporate profitability and, in turn, shareholder value.

     The Plan was adopted by the Board of Directors on July 23, 1999, subject to the stockholder approval. On July 23, 1999, the holders of a majority of the votes of the outstanding Common Stock approved the Plan. The Plan will continue in effect until July 29, 2009. The shares of Digex subject to the Plan are authorized but unissued shares of our Class A Common Stock or treasury stock. Currently, no more than 9,000,000 shares of our Class A Common Stock, having a market value of $998,442,000 based on the closing price of the Class A Common Stock on April 1, 2000, may be issued under the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE DIGEX LONG-TERM INCENTIVE PLAN.

     The affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting is required for ratification of the Plan. Because the Plan was approved by the Company's stockholders prior to the Company's initial public offering, the Plan will continue to be in effect even if not ratified by the stockholders. If the Plan is ratified by the stockholders and certain other conditions are met, awards issued under the Plan will qualify as "performance based compensation" under the applicable provisions of the Internal Revenue Code. The Internal Revenue Code precludes a deduction by a publicly held corporation of compensation expense relating to certain employees to the extent that the compensation for the taxable year exceeds $1,000,000. This deduction limit does not apply to certain performance based compensation. If the Plan is not ratified or the Company is unable to meet the other applicable conditions, awards under the Plan will not qualify as performance based compensation and the Company may be unable to deduct for income tax purposes the compensation expense associated with awards under the Plan.

     The essential features of the Plan are summarized below:

     All current and prospective employees, officers, Directors and consultants of the Company, and those of our subsidiaries or any person that owns over 50% of the voting power of our authorized and outstanding voting shares (a "Parent Company") are eligible to receive awards under the Plan (currently approximately 5,000 people).

     The Plan is administered by the Compensation Committee of our Board of Directors. The compensation committee has the authority to select the employees, officers, Directors and consultants whose performance it determines significantly promote our success to receive discretionary awards under the Plan, grant the awards, interpret and determine all questions of policy pertaining to the Plan, adopt rules, regulations, agreements and instruments deemed necessary for its proper administration and take any and all other actions deemed necessary or desirable for the proper administration of the Plan and the effectuation of its purposes. With respect to options, the Compensation Committee of the Board of Directors has the authority to determine who will receive options, the time at which options will be granted, the number of shares subject to any option, the exercise price of an option, the time or times at which the options will become vested and exercisable, and the duration of the option. However, only the Company's employees are eligible for grants of incentive stock options.

DISCRETIONARY AWARDS

     Stock Options. Awards of stock options grant a right to buy a specified number of shares of Class A Common Stock at a fixed exercise price during a specified time, all as the Compensation Committee may determine.

     Incentive Stock Options. Awards may be of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor section. Subject to adjustment, the aggregate number of shares which may be subject to incentive stock options awards under the Plan shall not exceed 9,000,000 shares.

     Stock Appreciation Rights. Awards of stock appreciation rights grant a right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash, or its equivalent value in Class A Common Stock, the excess of the fair market value of a share of Class A Common Stock on the date the right is surrendered over the option exercise price or other price specified by agreement.

     Restricted Shares. Restricted shares are shares of Class A Common Stock granted to a participant of the Plan that are subject to forfeiture until certain restrictions, terms and conditions as the Compensation Committee may determine are fulfilled.

     Dividend or Equivalent. An award of dividends grants a participant the right to receive dividends or their equivalent in value in Class A Common Stock, cash or a combination of both.

     Stock Award. Class A Common Stock may be issued to a Plan participant. Such awards can be granted on a contingent basis.

     Other Stock-Based Awards. Other Class A Common Stock-based awards that serve the same function as the foregoing awards may be granted.

FORMULA AWARDS

     Pursuant to the Plan, in addition to any discretionary awards granted to non-employee Directors, and subject to certain restrictions, additional grants of non-incentive stock options are awarded to non-employee Directors (other than Messrs. Ruberg and Manning) based on the following formula: stock options to acquire 25,000 shares of Class A Common Stock are granted on the date the Director is elected to the Board of Directors, exercisable, so long as the non-employee Director continues to be a member of the Board of Directors, as to 8,334 of the shares on the January 1 following the date the stock option is granted and as to an additional 8,333 shares on January 1 of each of the two years thereafter. If a non-employee Director fails to attend 75% of the Board of Directors meetings in any calendar year, he or she will forfeit the right to exercise that portion of the options which would have been exercisable on the next following January 1.

     Non-employee Directors (other than Messrs. Ruberg and Manning) are also granted a stock option to acquire 5,000 shares of Class A Common Stock on the date the Director is elected to the Board of Directors, and on each anniversary thereof which options shall be immediately exercisable upon grant.

     Upon a change of control of Digex or Intermedia, options granted to all non-employee Directors shall become fully vested and immediately exercisable and will continue to be exercisable through the expiration date of the grant. All stock options granted pursuant to either of the foregoing formulas are granted at the fair market value of the Class A Common Stock on the date the options are granted and expire on the earlier of the fifth anniversary of the date the options were granted or on the first anniversary of the date the non-employee Director ceases to be a member of the Board of Directors.

GENERAL

     If a Plan participant's employment or other relationship with us is terminated for any reason other than death or "for cause" or voluntarily by the participant without the consent of Digex, Intermedia or one of our subsidiaries, and the participant is thereafter not employed by us or does not then have a relationship with us, any options granted to the participant under the Plan may be exercised by the participant at any time within three months of such termination, to the extent the participant was entitled to exercise the options at the time of the termination.

     A change in the control of Digex or Intermedia will accelerate the date upon which the options will become exercisable to the extent and under the terms set forth in the Plan.

     The maximum number of shares of Class A Common Stock that may be granted to a single participant in the Plan in any single year is 1,000,000. Additionally, no award shall be assignable.

     The Plan may be terminated, modified or amended by the affirmative vote of the holders of a majority of the votes of our outstanding shares of capital stock present or represented and entitled to vote at a duly held stockholders' meeting. The Board of Directors may terminate the Plan or make modifications or amendments thereto, provided that the Board of Directors cannot make any amendment to the Plan increasing the number of shares of Common Stock covered by the Plan without prior approval by the holders of Common Stock having a majority of the voting power thereof present and entitled to vote at a meeting of stockholders. No termination, modification or amendment of the Plan may adversely affect the rights previously conferred by an award under the Plan without the consent of the recipient.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the Plan. It is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Internal Revenue Code, and the regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances. This discussion is based on the Internal Revenue Code as currently in effect.

     The Plan is not subject to any of the requirements of the Employee Retirement Income Security Act (ERISA), nor is it qualified under Section 401(a) of the Internal Revenue Code.

     Non-Incentive Stock Options. If an option is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the option is granted. On exercise of a stock option, the amount by which the fair market value of the Class A Common Stock on the date of exercise exceeds the purchase price of such shares will generally be taxable to the holder as ordinary income, and will be deductible for tax purposes by the Company in the year in which the holder recognizes the ordinary income. The disposition of shares acquired upon exercise of a stock option will ordinarily result in long-term or short-term capital gain or loss (depending on the applicable holding period) in an amount equal to the difference between the amount realized on such disposition and the sum of the purchase price and the amount of ordinary income recognized in connection with the exercise of the stock option.

     Incentive Stock Options. If an incentive stock option is granted in accordance with the terms of the Plan, no income will be recognized by the recipient at the time the incentive stock option is granted. On exercise of an incentive stock option, the holder will generally not recognize any income and the Company will generally not be entitled to a deduction for tax purposes. However, the difference between the purchase price and the fair market value of the shares received on the date of exercise will be treated as a positive adjustment in determining alternative minimum taxable income, which may subject the holder to the alternative minimum tax. The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in long-term capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the holder will generally recognize ordinary income, and the Company will generally be entitled to a deduction for tax purposes, in the amount of the excess of the fair market value of the Class A Common Stock on the date the incentive stock option is so exercised over the purchase price (or the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the incentive stock option will ordinarily constitute long-term or short-term capital gain (depending on the applicable holding period).

     Stock Appreciation Rights. The amount of any cash (or the fair market value of any Class A Common Stock) received upon the exercise of stock appreciation rights under the Plan will be includible in the holder's ordinary income and the Company will be entitled to a deduction for such amount.

     Restricted Shares. If restricted shares are awarded in accordance with the terms of the Plan, generally no income will be recognized by such holder at the time such award is made. A Plan participant who is awarded restricted shares will generally be required to include in his ordinary income, as compensation, the fair market value of such restricted shares upon the lapse of the forfeiture provisions applicable thereto, plus the amount of any dividend equivalents on such restricted shares, less any amount paid therefor. The holder, however, may elect to include in his ordinary income, as compensation, at the time the restricted shares are first issued the fair market value of such restricted shares at the time of receipt, less any amount paid therefor. Absent the making of the election referred to in the preceding sentence, any cash dividends or other distributions paid with respect to restricted shares prior to lapse of the applicable restriction will be includible in the holder's ordinary income as compensation at the time of receipt. In each case, the Company will be entitled to a deduction in the same amount as the holder realizes compensation income.

                                PROPOSAL THREE:
                  INCREASE THE NUMBER OF SHARES AUTHORIZED FOR
                  ISSUANCE UNDER THE DIGEX LONG-TERM INCENTIVE
                           PLAN TO 15,000,000 SHARES

PROPOSED AMENDMENT

     In April 2000, the Board of Directors adopted, subject to stockholder approval, an amendment (the "Plan Amendment") to the Plan increasing the aggregate number of shares of Class A Common Stock authorized for issuance under the Plan from 9,000,000 to 15,000,000. The Board of Directors believes that options and other stock awards have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of April 1, 2000, options to purchase an aggregate of 7,213,370 shares of Class A Common Stock were issued and outstanding under the Plan, and 2,136,630 shares of Class A Common Stock remained available for future grants of options.

     If the Plan Amendment is approved, the Plan would cover an aggregate of 15,000,000 shares of Common Stock having an aggregate market value, as of April 1, 2000, of $1,664,070,000 and after taking into account awards made under the Plan through April 1, 2000, an aggregate of 8,136,630 shares having an aggregate market value as of April 1, 2000 of $902,661,459 would be available for future issuance.

     The Board of Directors believes that the increase in authorized shares of the Plan is necessary to enable it to continue to make awards under the Plan so as to attract and retain key employees. The affirmative vote of a majority of votes present or represented and entitled to vote at the Annual Meeting is required for approval of the Plan Amendment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PLAN AMENDMENT.

                                 PROPOSAL FOUR:
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the year ending December 31, 2000. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, at which time such representative will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2000 requires the affirmative vote of a majority of the votes present or represented and entitled to vote at the Annual Meeting. In the event that the stockholders do not ratify the appointment of

Ernst & Young LLP, such appointment will be reconsidered by the Audit Committee of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000.

                               EXECUTIVE OFFICERS

     The names of the executive officers of the Company as of the date of this Proxy Statement, other than Mr. Shull who is also a member of the Board of Directors, together with certain biographical information for each of them is set forth below:

                      NAME                        AGE                     POSITION
                      ----                        ---                     --------
Nancy G. Faigen.................................  42    President, Sales and Service Delivery Group
Rebecca Ward....................................  36    President, Product Management, Engineering
                                                          and Marketing Group
Bryan T. Gernert................................  33    Senior Vice President, Sales, Distribution
                                                          and Client Services
Timothy M. Adams................................  40    Chief Financial Officer
Marthe S. Lattinville-Pace......................  47    Vice President, Human Resources
Robert B. Patrick...............................  28    Vice President, Strategy and Business
                                                          Development

     Nancy G. Faigen has served as President of the Sales and Service Delivery Group of Digex since July 1999, and she served as President and Chief Executive Officer from December 1998 to June 1999. From January 1998 to November 1998, she served as Vice President of IBM e-business solutions, a business unit of IBM. From October 1996 to November 1998, she served as Vice President of Global Web Solutions of IBM. From November 1991 to October 1996, Ms. Faigen served in various managerial and executive positions at IBM, including Executive Assistant to the CEO and Director of Strategy and Business Unit Director of the Sales and Services Division. Ms. Faigen holds a B.A. in drama and fine arts from Dartmouth College.

     Rebecca Ward has served as President of the Product Management, Engineering and Marketing Group of Digex since July 1999. From March 1991 to June 1999, she held various management positions at GTE Internetworking and BBN Planet Corporation, prior to its acquisition by GTE Internetworking, including most recently Vice President of Product Management and Engineering of the Web hosting and electronic commerce business unit of GTE Internetworking. Ms. Ward holds a B.S. in computer technology from Northeastern University and an M.S. in computer science from Boston University.

     Bryan T. Gernert has served as Senior Vice President of Sales, Distribution and Client Services of Digex since July 1999. From April 1995 to June 1999, he held various other management positions at Digex, including Vice President of Sales, Consulting and Client Services, Vice President of Sales and Distribution, Sales Account Manager and Director of Sales. From January 1993 to April 1995, he served as National Sales Manager of Evergreen Information Technologies, Inc. From June 1989 to January 1993, he was Director of Acquisitions for RCI, Inc. Mr. Gernert holds a B.S. in business administration with a concentration in finance from the University of Delaware.

     Timothy M. Adams has served as Chief Financial Officer since January 2000. From April 1997 to December 1999, he held various management positions at GTE Internetworking and BBN Planet Corporation, prior to its acquisition by GTE Internetworking, including Vice President of Operations, Circuits Management, Vice President of Business Operations and Vice President of Finance. From May 1989 to April 1997, he held various financial positions with Trans National Group Services, including Chief Financial

Officer of Trans National Communications from September 1995 to April 1997. Mr. Adams holds a B.S. in accounting from Murray State University, Murray, Kentucky and an M.B.A. from Boston University. Mr. Adams is also a certified public accountant. From June 1982 to May 1989 he held various positions in the audit and tax departments of Price Waterhouse LLP, a predecessor of PricewaterhouseCoopers LLP.

     Marthe S. Lattinville-Pace has served as Vice President of Human Resources of Digex since April 1999. From January 1999 to March 1999 she served as Vice President, Human Resources of ManorCare Realty. From April 1994 to March 1999, she served as Director Human Resources, Europe, India & the Middle East for Waters Corporation. She also served as Director Human Resources & Building Administration of NYNEX Mobile Communications, from 1992 to 1994. Mrs. Lattinville-Pace holds an M.B.A. from the Haute Etudes Commerciales of the University of Montreal, a Bachelor in industrial relations from University of Montreal and a psychology diploma from Old Montreal College.

     Robert B. Patrick has served as Vice President of Strategy and Business Development of Digex since January 2000. From July 1999 to December 1999, he served as Vice President of Marketing of Digex. From September 1998 to June 1999 he served as Vice President of Marketing and Product Development of Digex. He served as Director of Business Development for Digex from September 1997 through September 1998. He joined Digex in September 1996, as Senior Manager of Windows NT Operations. From June 1993 to June 1996, he served as a Senior Consultant for Andersen Consulting. From October 1988 to June 1993, he served as a Senior Computer Specialist for the Federal Bureau of Investigation. Mr. Patrick holds a B.S. in management information systems from George Mason University.

     No family relationship exists between any of the Directors and executive officers of Digex.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview and Philosophy

     The Compensation Committee of the Board of Directors is composed of two Directors, one of whom is our Chairman of the Board and an employee of our parent, Intermedia. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies and practices. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chairman of the Board and Chief Executive Officer and each of the other officers of the Company.

     The Company's executive compensation program is designed to enhance the value of the Company to stockholders. This is accomplished through policies and practices which facilitate the achievement of the Company's performance objectives, provide compensation that will attract and retain the superior talent required by the Company's aggressive goals, and align the officers' interests with the interests of stockholders.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the Internet services industry, as well as with a broader group of companies of comparable size and complexity. The Compensation Committee uses its discretion to set individual executive compensation at levels warranted in its judgment by industry practice, company performance, individual performance, and internal equity. It is the Company's philosophy to target annual cash compensation in the average range and total compensation in the third quartile as compared to industry practice.

  Executive Compensation Program

     The Company's executive compensation program is comprised of base salary, annual cash incentive compensation, stock options, restricted stock awards as well as various benefits (including medical insurance and a 401K plan) which are generally available to all employees of the Company.

  Base Salary

     Base salary ranges for the Company's officers are set relative to companies in the Internet services industry and other similar companies. In determining actual salaries, the Compensation Committee takes into account individual responsibilities, experience, performance and specific issues particular to the Company.

     At the direction of the Compensation Committee, the Company's Human Resources department, with the assistance of an outside consultant firm (collectively, the "HR Group"), evaluated the salary range for each officer's position. The HR Group surveyed the compensation practices of Internet services companies with business lines comparable to those of the Company and a broader sample of high growth, technology companies with comparable current and projected revenues. The Compensation Committee determined that officers' salaries should be targeted within a range of 20% above and below the average salary for officers in comparable positions within the industry, based on the experience and performance of the individual officer.

  Annual Cash Incentive Compensation

     To provide the Company's officers and other key employees with direct financial incentives to achieve the Company's annual and long-range goals, the Board currently maintains an annual performance based incentive compensation program for officers and other key employees. Early in each fiscal year, the Compensation Committee will set a target bonus amount for each officer. The Compensation Committee will approve several shared corporate objectives, individual objectives, and targets for each objective for each officer. The achievement of these objectives will determine the officer's eligibility to receive the target bonus.

  Stock Option Program

     The Company's Long-Term Incentive Plan (the "Plan") seeks to align the long-term interests of officers, employees, directors, and consultants with the interests of stockholders. The Plan is designed to create a strong and direct link between compensation and stockholder return and to enable officers, employees, and directors to develop and maintain a significant, long-term ownership position in the Company. The Plan contributes to the Company's ability to attract and retain the best available personnel. It also provides additional incentive to officers, employees, directors and consultants to exert their maximum efforts toward the success of the Company.

     During 1999, the Board granted options to officers, employees, consultants, and directors to purchase shares of Common Stock. Total options granted, net of forfeitures, were 5,704,020 for the year. Options to purchase shares granted to officers were 1,835,000, net of forfeitures by exiting officers. In recommending option grants for officers, the Compensation Committee was guided by the number of options required to attract and retain officers with the talent, experience and skill required to help the Company achieve its goals and to insure that the interests of these officers are aligned with those of the stockholders. In granting options to existing officers, the Committee considered the industry practices for similar positions, each officer's individual performance, level of responsibility and the potential impact of their position on the Company's performance, each officer's potential, and the number of options previously granted to each officer.

  Chief Executive Officer Compensation

     The full Board, rather than the Compensation Committee alone, determined the initial compensation package of the Company's Chief Executive Officer and President, Mark Shull. This included a base salary of $250,000, target bonus opportunity of 60% of salary, 100,000 stock options of Intermedia and 500,000 stock options of the Company. Mr. Shull's actual bonus was determined following the evaluation of 1999 results, and based 75% on Company revenue performance and 25% on assessment of his performance against strategic objectives. Following the evaluation of 1999 results, the amount was determined to be $200,616.

     The Compensation Committee believes that Mr. Shull's compensation package is in line with industry and market size standards and appropriate in light of his performance and the Company's aggressive plans for growth.

                                          David C. Ruberg
                                          Jack E. Reich

SUMMARY COMPENSATION TABLE

     The following table sets forth the total compensation of our Chief Executive Officer and each of our four most highly compensated executive officers whose total salary and bonus for 1999 exceeded $100,000 (each a "named executive officer" and, collectively, the "named executive officers").

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                              ANNUAL COMPENSATION           -------------------------
                                       ---------------------------------    SECURITIES    SECURITIES
                                                            OTHER ANNUAL    UNDERLYING    UNDERLYING
NAME AND PRINCIPAL POSITION(1)  YEAR   SALARY      BONUS    COMPENSATION    OPTIONS(10)   OPTIONS(11)
------------------------------  ----   -------    -------   ------------    -----------   -----------
Mark K. Shull...............    1999   125,000(3)      --          --         500,000       100,000
  President and Chief           1998        --         --          --              --            --
  Executive Officer             1997        --         --          --              --            --
Nancy G. Faigen.............    1999   225,000(4) 225,000     125,000(8)      300,000       100,000
  President, Sales and Service  1998    11,105     50,000          --              --            --
  Delivery Group(2)             1997        --         --          --              --            --
Rebecca Ward................    1999    91,667(5)  50,000      15,810(8)      250,000        50,000
  President, Product            1998        --         --          --              --            --
  Management, Engineering and
     Marketing Group            1997        --         --          --              --            --
Bryan T. Gernert............    1999   173,750(6)      --     140,587(9)      400,000            --
  Senior Vice President,        1998    95,000         --     166,108(9)           --            --
  Sales, Distribution and
     Client Services            1997    75,000         --     126,016(9)           --        33,552(12)
Robert B. Patrick...........    1999   137,500(7)   5,000          --         100,000            --
  Vice President, Strategy      1998    92,500      5,000          --              --         5,000(12)
  and Business Development      1997    65,000      7,500          --              --         9,586(12)

---------------
 (1) Effective January 14, 2000, Timothy M. Adams became our Chief Financial Officer. Mr. Adams' current annual base salary is $210,000. For a description of the terms of his employment, see "Employment Agreements."

 (2) Ms. Faigen served as President and Chief Executive Officer from December 1998 to June 1999.

 (3) Mr. Shull commenced employment with Digex in July 1999. Mr. Shull's current annual base salary is $250,000. He has a target annual bonus opportunity equal to 60% of his base salary.

 (4) Ms. Faigen has a target annual bonus opportunity equal to 50% of her base salary.

 (5) Ms. Ward commenced employment with Digex in July 1999. Ms. Ward's current annual base salary is $200,000. She has a target annual bonus opportunity equal to 50% of her base salary.

 (6) Mr. Gernert's current annual base salary is $200,000. He has a target annual bonus opportunity equal to 60% of his base salary.

 (7) Mr. Patrick's current annual base salary is $150,000. He has a target annual bonus opportunity equal to 40% of his base salary.

 (8) This amount represents relocation expense.

 (9) These amounts represent commission payments.

(10) Represents the number of shares of Class A Common Stock of Digex underlying options granted to the named executive officers.

(11) Represents the number of shares of common stock of Intermedia underlying options granted to the named executive officers.

(12) Options issued when executive was an employee of Intermedia.

OPTIONS GRANTED DURING FISCAL YEAR 1999

    The following table sets forth certain information regarding grants of stock options to purchase our Class A Common Stock to our named executive officers during fiscal year 1999. All options set forth below will expire on July 28, 2009. The vesting provisions of the options set forth below are described under the caption "Employment Agreements." The potential realizable value at assumed annual rates of price appreciation for all options set forth below were calculated using the initial public offering price of $17.00 as the market price on the date of grant.

                                ANNUAL COMPENSATION
                             -------------------------
                             NUMBER OF     % OF TOTAL                  MARKET       POTENTIAL REALIZABLE VALUE AT
                             SECURITIES     OPTIONS                     PRICE    ASSUMED ANNUAL RATES OF STOCK PRICE
                             UNDERLYING    GRANTED TO    EXERCISE OR   ON DATE       APPRECIATION FOR OPTION TERM
                              OPTIONS     EMPLOYEES IN   BASE PRICE      OF      ------------------------------------
           NAME               GRANTED     FISCAL YEAR     PER SHARE     GRANT        0%           5%          10%
           ----              ----------   ------------   -----------   -------   ----------   ----------   ----------
Mark K. Shull..............   250,000         4.31         $ 5.00      $17.00    $3,000,000   $5,672,500   $9,772,500
                              250,000         4.31          17.00       17.00             0    2,672,500    6,772,500
Nancy G. Faigen............   150,000         2.58           5.00       17.00     1,800,000    3,403,500    5,863,500
                              150,000         2.58          17.00       17.00             0    1,603,500    4,063,500
Rebecca Ward...............   125,000         2.15           5.00       17.00     1,500,000    2,836,250    4,886,250
                              125,000         2.15          17.00       17.00             0    1,336,250    3,386,250
Bryan T. Gernert...........   300,000         5.17           5.00       17.00     3,600,000    6,807,000   11,727,000
                              100,000         1.72          17.00       17.00             0    1,069,000    2,709,000
Robert B. Patrick..........    50,000          .86           5.00       17.00       600,000    1,134,500    1,954,500
                               50,000          .86          17.00       17.00             0      534,500    1,354,500

    The following table sets forth certain information regarding grants of stock options to purchase shares of Intermedia's common stock to our named executive officers during fiscal 1999. The vesting provisions of the options set forth below are described under the caption "Employment Agreements."

                             ANNUAL COMPENSATION                                     POTENTIAL REALIZABLE VALUE
                          -------------------------                                    AT ASSUMED ANNUAL RATES
                          NUMBER OF     % OF TOTAL                                         OF STOCK PRICE
                          SECURITIES     OPTIONS       EXERCISE                           APPRECIATION FOR
                          UNDERLYING    GRANTED TO        OR                                 OPTION TERM
                           OPTIONS     EMPLOYEES IN   BASE PRICE     EXPIRATION      ---------------------------
          NAME             GRANTED     FISCAL YEAR    PER SHARE         DATE              5%            10%
          ----            ----------   ------------   ----------   ---------------   ------------   ------------
Mark K. Shull...........   100,000        0.016         $30.94        7/29/2009       $2,183,050     $5,168,289
Nancy G. Faigen.........   100,000        0.016          15.00        1/15/2009          943,342      2,390,614
Rebecca Ward............    50,000        0.008          30.00        7/29/2009        1,108,967      2,556,239
Bryan T. Gernert........        --           --             --               --               --             --
Robert B. Patrick.......        --           --             --               --               --             --

AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

    The following table shows the number of shares of our Class A Common Stock covered by both exercisable and unexercisable options as of December 31, 1999 and the year-end value of exercisable and unexercisable options to purchase shares of our Class A Common Stock as of December 31, 1999 for each named executive officer. No options to purchase shares of our Class A Common Stock were exercised in 1999.

                                                  NUMBER OF SECURITIES
                                                 UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                       OPTIONS AT               IN-THE-MONEY OPTIONS AT
                                                    DECEMBER 31, 1999              DECEMBER 31, 1999
                                               ---------------------------    ---------------------------
                    NAME                       EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                    ----                       -----------   -------------    -----------   -------------
Mark K. Shull................................         --        500,000              --      $28,875,000
Nancy G. Faigen..............................         --        300,000              --       17,325,000
Rebecca Ward.................................         --        250,000              --       14,437,500
Bryan T. Gernert.............................         --        400,000              --       24,300,000
Robert B. Patrick............................         --        100,000              --        5,775,000

    The following table shows the number of shares of Intermedia common stock acquired upon exercise of stock options during the last fiscal year, the aggregate value realized from those exercises, the number of shares of Intermedia common stock covered by both exercisable and unexercisable options as of December 31, 1999 and the year-end value of exercisable and unexercisable options to purchase shares of Intermedia common stock as of December 31, 1999 for each named executive officer.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              # SHARES                      OPTIONS AT              IN-THE-MONEY OPTIONS AT
                              ACQUIRED                   DECEMBER 31, 1999             DECEMBER 31, 1999
                                 ON      $ VALUE    ---------------------------   ---------------------------
            NAME              EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              --------   --------   -----------   -------------   -----------   -------------
Mark K. Shull...............        --        --       8,333         91,667        $ 65,602      $  721,649
Nancy G. Faigen.............        --        --      20,000         80,000         476,250       1,905,000
Rebecca Ward................        --        --       4,166         45,834          36,713         403,912
Bryan T. Gernert............     6,000   137,640      26,756          5,592         820,123         171,406
Robert B. Patrick...........     5,000    69,287       6,796          5,348         263,770         207,569

EMPLOYMENT AGREEMENTS

    Mark K. Shull. Mr. Shull's employment letter agreement provides for an initial annual base salary of $250,000, which will be reviewed in 2000, and an annual bonus opportunity of 60% of his initial annual base salary that will be based on the achievement of certain corporate and individual objectives. The agreement also provides Mr. Shull with stock options to purchase 100,000 shares of Intermedia common stock at an exercise price of $30.94, subject to the terms and conditions of the Intermedia 1996 Long-Term Incentive Plan, to vest in equal installments over the 60-month period commencing on his date of employment. On July 29, 1999, Mr. Shull was granted options to purchase 500,000 shares of our Class A Common Stock. 250,000 of these options will be exercisable at $5.00 per share and the balance will be exercisable at $17.00 per share. Options covering 25% of the 500,000 shares of our Class A Common Stock will vest one year following the date of grant and the balance will vest in equal quarterly installments over the next three years. Following a change of control of Digex or Intermedia, one-half of Mr. Shull's then unvested Digex options will vest immediately, and the remainder will vest on the first anniversary of the change of control if Mr. Shull continues to be employed by Digex at that date, or upon termination by Digex of Mr. Shull's employment (other than for cause), if earlier. Following a change of control of Intermedia, one-half of Mr. Shull's then unvested Intermedia options will vest immediately, and the remainder will vest on the first anniversary of the change of control if Mr. Shull continues to be employed by Digex or Intermedia or any of its subsidiaries at that date, or upon termination by Digex and, if applicable, Intermedia of Mr. Shull's employment (other than for cause), if earlier.

    If Mr. Shull is terminated by Intermedia or us for any reason other than for cause, we or Intermedia will pay his base salary as in effect at the time of termination through the later of July 1, 2001, or the first anniversary of the date of termination. Mr. Shull's entitlement to receive payments shall terminate if he directly or indirectly knowingly hires, within six months following his date of termination, any employee of director-level or above who was employed by Intermedia or Digex on the date of his termination.

    The letter agreement also provides Mr. Shull with a relocation allowance of up to $100,000 in the form of a loan which will be forgiven in equal monthly installments over a 12-month period commencing on the date of the last relocation reimbursement.

    Nancy G. Faigen. Ms. Faigen's employment letter agreement provides for an initial annual base salary of $225,000, and an annual bonus opportunity of 50% of her initial annual base salary that will be based on the achievement of certain corporate and individual objectives. Ms. Faigen also received a $275,000 signing bonus.

    The agreement also provides Ms. Faigen with a stock option to purchase 100,000 shares of Intermedia common stock at an exercise price of $15.00, subject to the terms and conditions of the Intermedia 1996 Long-Term Incentive Plan, to vest in equal installments over the 60-month period commencing on her date of employment. On July 29, 1999, Ms. Faigen was granted options to purchase 300,000 shares of our Class A Common Stock. 150,000 of these options will be exercisable at $5.00 per share and the balance will be exercisable at $17.00 per share. Options covering 25% of the 300,000 shares of our Class A Common Stock will vest one year following the date of grant and the balance will vest in equal quarterly installments over the next three years. Following a change of control of Digex or Intermedia, all of Ms. Faigen's unvested Digex options will vest on the first anniversary of the change of control if Ms. Faigen continues to be employed by Digex at that date, or upon termination by Digex of Ms. Faigen's employment (other than for cause), if earlier. Following a change of control of Intermedia, all of Ms. Faigen's Intermedia options will vest on the first anniversary of the change of control if Ms. Faigen continues to be employed by Digex or Intermedia or any of its subsidiaries at that date, or upon termination of Ms. Faigen's employment (other than for cause), if earlier.

    The letter agreement also provides Ms. Faigen with a relocation allowance of up to $125,000 in the form of a loan which will be forgiven in equal monthly installments over a 12-month period commencing on the date of the last relocation reimbursement.

    Rebecca Ward. Ms. Ward's employment letter agreement provides for an initial annual base salary of $200,000, and an annual bonus opportunity of 50% of her initial annual base salary that will be based on the achievement of certain corporate objectives. The agreement provides Ms. Ward with a bonus of $100,000, payable in two equal installments: upon commencement of employment with us, and after six months of employment. The agreement also provides Ms. Ward with a stock option to purchase 50,000 shares of Intermedia common stock at an exercise price of $30.00, subject to the terms and conditions of the Intermedia 1996 Long-Term Incentive Plan, to vest in equal installments over the 60-month period commencing with the day the option grant was approved. On July 29, 1999, Ms. Ward was granted stock options to purchase 250,000 shares of our Class A Common Stock. 125,000 of these options will be exercisable at $5.00 per share and the balance will be exercisable at $17.00 per share. Options covering 25% of the 250,000 shares of our Class A Common Stock will vest one year following the date of grant and the balance will vest in equal quarterly installments over the next three years. Following a change of control of Digex or Intermedia, all of Ms. Ward's unvested Digex options will vest on the first anniversary of the change of control if Ms. Ward continues to be employed by Digex at that date, or upon termination by Digex of Ms. Ward's employment (other than for cause), if earlier. Following a change of control of Intermedia, all of Ms. Ward's Intermedia options will vest on the first anniversary of the change of control if Ms. Ward continues to be employed by Digex or Intermedia or any of its subsidiaries at that date, or upon termination by Digex of Ms. Ward's employment (other than for cause), if earlier.

    If Ms. Ward is terminated by Digex for any reason other than for cause, we will pay her base salary as in effect at the time of termination through the later of January 1, 2002, or the first anniversary of the date of termination.

    Bryan Gernert. Mr. Gernert's employment letter agreement provides for an initial annual base salary of $200,000 and an annual bonus opportunity of 60% of his annual base salary that will be based on the achievement of certain corporate objectives.

     On July 29, 1999, Mr. Gernert was granted options to purchase 400,000 shares of our Class A Common Stock. 300,000 of these options will be exercisable at $5.00 per share and the balance will be exercisable at $17.00 per share. Options covering 25% of the 400,000 shares of our Class A Common Stock will vest one year following the date of grant and the balance will vest in equal quarterly installments over the next three years. In the event his employment is terminated by Digex for any reason other than for cause prior to July 9, 2001, his options covering an aggregate of 200,000 shares (including any installments previously vested) will vest immediately on the date of termination, of which 150,000 will be those exercisable at $5.00 and 50,000 exercisable at $17.00 per share. Following a change of control of Digex or Intermedia, all of Mr. Gernert's unvested options will vest on the first anniversary of the change of control if Mr. Gernert continues to be employed by Digex at that date, or upon termination by Digex of Mr. Gernert's employment (other than for cause), if earlier.

     Timothy M. Adams. Mr. Adams' employment letter agreement provides for an initial annual base salary of $210,000, and an annual bonus opportunity of 50% of his initial annual base salary that will be based on the achievement of certain corporate objectives. Mr. Adams is also entitled to receive a $75,000 signing bonus.

     The agreement also provides Mr. Adams with options to purchase 250,000 shares of our Class A Common Stock. 50,000 of these options will be exercisable at $10.00 per share and the balance will be exercisable at $34.00 per share. Options covering 25% of the 250,000 shares of our Class A Common Stock will vest one year following the date of grant and the balance will vest in equal quarterly installments over the next three years. Following a change of control of Digex or Intermedia, all of Mr. Adams' unvested Digex options will vest on the first anniversary of the change of control if Mr. Adams continues to be employed by Digex at that date, or upon termination by Digex of Mr. Adams' employment (other than for cause), if earlier.

     Robert B. Patrick. Mr. Patrick's employment letter agreement provides for an annual base salary of $150,000, and an annual bonus opportunity of 40% of his annual base salary that will be based on the achievement of certain corporate objectives.

     On July 29, 1999, Mr. Patrick was granted options to purchase 100,000 shares of our Class A Common Stock. 50,000 of these options will be exercisable at $5.00 per share and the balance will be exercisable at $17.00 per share. Options covering 25% of the 100,000 shares of our Class A Common Stock will vest one year following the date of grant and the balance will vest in equal quarterly installments over the next three years. In the event his employment is terminated by Digex for any reason other than for cause prior to July 9, 2000, his options covering an aggregate of 25,000 shares (including any installments previously vested) will vest immediately on the date of termination. Following a change of control of Digex or Intermedia, all of Mr. Patrick's unvested options will vest on the first anniversary of the change of control if Mr. Patrick continues to be employed by Digex at that date, or upon termination by Digex of Mr. Patrick's employment (other than for cause), if earlier.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICE AGREEMENTS

     We have entered into the General and Administrative Services Agreement and several network services agreements with Intermedia.

  General and Administrative Services Agreement

     Under the General and Administrative Services Agreement, Intermedia provides us with a variety of general and administrative services, including:

     - finance, accounting and administration services, collections and accounts receivable services, financial planning and analysis, investor relations and corporate development;

     - human resources services;

     - legal services;

     - information management services; and

     - insurance coverage and related services.

     The General and Administrative Services Agreement has a two-year initial term which expires in July 2001. We may terminate the agreement on 90-days prior notice at any time after Intermedia no longer owns more than 50% of the voting power of our outstanding Common Stock.

     We paid Intermedia approximately $16.5 million for services provided under the General and Administrative Services Agreement during the year ended December 31, 1999. Because the level of services provided by Intermedia have not been reduced from the levels provided in the second quarter of 1999 as originally anticipated, this agreement was recently amended to reset the fee to be paid to Intermedia for services during each of the fourth quarter of 1999 and the first quarter of 2000 to the same level as provided for in the second quarter of 1999 or $6.0 million. Intermedia also agreed to work with us to develop a transition plan designed to reduce our reliance on general and administrative services provided by Intermedia.

     We also agreed to reimburse Intermedia for 50% of the 1999 bonus awards payable to Intermedia's officers who supported our general and administrative services. The reimbursement amount was $1.0 million.

     Material amendments and modifications to the General and Administrative Services Agreement and any extensions of its term are required to be approved by a majority of our Directors who are not officers or Directors of Intermedia.

     Intermedia has advised us that the fees payable by Digex to Intermedia under the General and Administrative Services Agreement are intended to approximate Intermedia's estimated costs of providing the covered services to Digex. Because it is not practical to obtain quotes for all of these services from third parties, we cannot determine whether, and there can be no assurance that, the terms of the General and Administrative Services Agreement are as favorable to us as would result from an arm's length negotiation with an unrelated third party.

  Network Services Agreements

     In April 1999, we entered into two Internet transit services agreements and a managed firewall reseller agreement with Intermedia.

     The two Internet transit service agreements provide, among other things, that:

     - we will purchase and Intermedia will provide us with certain data transit capacity;

     - we will be treated as a most favored customer entitled to rates and fees as low as those granted by Intermedia to any other customer purchasing substantially similar services;

     - the agreements will have an initial term of two years which will be automatically renewed for successive one year periods unless either we or Intermedia elects not to renew by giving 30-days prior notice;

     - Intermedia has made certain service level commitments to us covering both network availability and performance; and

     - if we do not renew the agreements for at least one renewal term, we will be liable to Intermedia for any termination charges assessed against Intermedia by local access providers for the early termination of local access circuits purchased by Intermedia for the provision of services to us.

     We paid to Intermedia a total of $7.8 million in 1999 for Internet transit services during the first year of these agreements.

     The managed firewall reseller agreement provides, among other things, for:

     - certain service level commitments covering both service availability and performance; and

     - continuous access by Intermedia to any equipment owned by Intermedia deployed at any of our facilities.

     Under this agreement, we will pay over to Intermedia all amounts we receive from our customers for these services.

     We believe the terms of the network services agreements are at least as favorable to us as they would be under similar arrangements between Digex and an unrelated third party.

SALE OF TELECOMMUNICATIONS RELATED ASSETS TO INTERMEDIA

     We are subject to certain restrictions under the Intermedia indentures. Due to these restrictions, we are required to use all of the net proceeds of our equity offerings to purchase telecommunications related assets, in each case within 270 days of the offering. We have entered into letter agreements with Intermedia pursuant to which Intermedia will purchase from us, at our cost, some of the telecommunications related assets purchased with the net proceeds of the offerings. Under the letter agreements, Intermedia is expected to pay us for the telecommunications related assets so purchased out of its funds that are not subject to restrictions under the indentures which we will be able to use for working capital purposes and to fund operating losses. During 1999, Intermedia purchased $25.3 million of telecommunications related assets from Digex.

RESTRUCTURING TRANSACTIONS

     In conjunction with our initial public offering, Business Internet, Inc., a wholly-owned subsidiary of Intermedia, contributed to us the Web hosting business in exchange for all the shares of our Class B Common Stock. Subsequent to our initial public offering, Business Internet contributed our Class B Common Stock to its wholly-owned subsidiary, Intermedia Financial Company.

EXPENSE SHARING AND INDEMNITY ARRANGEMENTS

     We agreed with Intermedia to allocate and pay the expenses of our February 2000 public offering, including any amounts arising from any indemnification or contribution obligations, in proportion to the number of shares of Class A Common Stock sold by us and by Intermedia.

SOFTWARE, EQUIPMENT AND SERVICES PURCHASES FROM MICROSOFT AND COMPAQ

     We have in the past purchased and expect to continue to purchase computer hardware, software and certain consulting services from both Microsoft and Compaq pursuant to arrangements negotiated prior to or in connection with the investment by Microsoft and Compaq in Digex. During the year ended December 31, 1999, we paid $18.7 million and $3.1 million for products and services provided by Compaq and Microsoft, respectively.

                              BENEFICIAL OWNERSHIP

DIGEX

     The following table provides information regarding:

     - beneficial ownership of our Common Stock by each person or entity known to us to be a beneficial owner of more than 5% of the outstanding shares of our Common Stock, as of March 31, 2000;

     - beneficial ownership of our Common Stock by each of our Directors and named executive officers, as of March 31, 2000; and

     - beneficial ownership of our Common Stock by all of our Directors and executive officers as a group, as of March 31, 2000.

     The percentage of Digex common stock beneficially owned was calculated based on 24,150,000 of Class A shares and 39,350,000 of Class B shares of common stock outstanding on March 31, 2000.

                                                                                           PERCENTAGE
                                                                                           OF VOTING
                                                             NUMBER OF       PERCENTAGE      POWER
                                          SECURITIES           SHARES         OF CLASS         OF
                                         BENEFICIALLY       BENEFICIALLY    BENEFICIALLY     COMMON
         BENEFICIAL OWNER                   OWNED              OWNED           OWNED         STOCK
         ----------------            --------------------   ------------    ------------   ----------
Principal Stockholders:
Intermedia Communications Inc......        Class B           39,350,000(2)     100.0%         94.2%
  3625 Queen Palm Drive                  Common Stock
  Tampa, Florida 33619
FMR Corporation....................        Class A            2,884,800(3)      11.9%          0.7%
  82 Devonshire Street                   Common Stock
  Boston, MA 02109
Microsoft Corporation..............        Class A            1,263,494(4)       5.3%          0.3%
  One Microsoft Way                      Common Stock
  Redmond, Washington 98052
CPQ Holdings, Inc.(1)..............        Class A            1,263,494(5)       5.3%          0.3%
  20555 SH 249                           Common Stock
  Houston, Texas 77070
DIRECTORS AND EXECUTIVE OFFICERS:
David C. Ruberg....................          None                    --           --            --
Mark K. Shull......................          None                    --           --            --
Nancy G. Faigen....................          None                    --           --            --
Rebecca Ward.......................          None                    --           --            --
Bryan T. Gernert...................          None                    --           --            --
Timothy M. Adams...................          None                    --           --            --
Robert B. Patrick..................          None                    --           --            --
John C. Baker......................  Class A Common Stock        13,334(6)         *             *
Philip A. Campbell.................  Class A Common Stock        13,334(6)         *             *
Richard A. Jalkut..................  Class A Common Stock        13,334(6)         *             *
George F. Knapp....................  Class A Common Stock        13,334(6)         *             *
Robert M. Manning..................          None                    --           --            --
Jack E. Reich......................  Class A Common Stock        18,334(7)         *             *
All Directors and executive
  officers as a group (14
  persons).........................  Class A Common Stock        71,670(8)         *             *

---------------
 *  less than 1%

(1) CPQ Holdings, Inc. is a wholly-owned subsidiary of Compaq Computer Corporation.

(2) These shares are owned by Intermedia through its indirect wholly-owned subsidiary, Intermedia Financial Company.

(3) Based upon information set forth in a Schedule 13G filed with the Commission on March 10, 2000.

(4) Based upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission ("Commission") on January 21, 2000. Consists of 730,994 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock and 532,500 shares of Class A Common Stock issuable upon exercise of presently exercisable warrants.

(5) Based upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission ("Commission") on January 24, 2000. Consists of 730,994 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock and 532,500 shares of Class A Common Stock issuable upon exercise of presently exercisable warrants.

(6) Includes shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter.

(7) Includes 5,000 shares of Class A Common Stock and 13,334 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter.

(8) Includes 5,000 shares of Class A Common Stock and 66,670 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter.

INTERMEDIA

     The following table provides information regarding:

     (i) those persons or groups known to us to be the beneficial owners of more than five percent of the common stock of our parent, Intermedia;

     (ii) beneficial ownership of common stock of our parent, Intermedia, by each of our Directors and named executive officers, as of March 31, 2000; and

     (iii) beneficial ownership of common stock of our parent, Intermedia, by all of our Directors and executive officers as a group, as of March 31, 2000.

     The percentage of Intermedia common stock beneficially owned was calculated based on 53,021,766 shares outstanding on March 31, 2000.

                                                                                           PERCENTAGE OF
                                                                            NUMBER OF       INTERMEDIA
                                                                              SHARES       COMMON STOCK
                                                                           BENEFICIALLY    BENEFICIALLY
            BENEFICIAL OWNER               SECURITIES BENEFICIALLY OWNED      OWNED            OWNED
            ----------------               -----------------------------   ------------    -------------
ICI Ventures LLC.........................   Intermedia common stock         7,555,556(1)       12.5%
  c/o Kohlberg Kravis Roberts & Co., L.P.
  9 West 57th Street
  New York, NY 10019
Massachusetts Financial Services
  Corp. .................................   Intermedia common stock         5,433,794(2)       10.3%
  500 Boylston Street
  Boston, MA 02116
Capital Research and Management Co. .....   Intermedia common stock         3,540,000(3)        6.7%
  33 South Hope Street
  Los Angeles, CA 90071
Wellington Management Co. LLP............   Intermedia common stock         2,823,782(4)        5.3%
  75 State Street
  Boston, MA 02109
Putnam Investments, Inc. ................   Intermedia common stock         2,672,035(5)        5.0%
  One Post Office Square
  Boston, MA 02109
DIRECTORS AND EXECUTIVE OFFICERS OF
  DIGEX:
David C. Ruberg..........................   Intermedia common stock         1,057,839(6)        2.0%
Mark K. Shull............................   Intermedia common stock            16,667(7)          *
Nancy G. Faigen..........................   Intermedia common stock            28,333(8)          *
Rebecca Ward.............................   Intermedia common stock             8,333(9)          *
Bryan T. Gernert.........................   Intermedia common stock            32,348(10)         *
Timothy M. Adams.........................             None                         --            --
Robert B. Patrick........................   Intermedia common stock             4,362(11)         *
John C. Baker............................   Intermedia common stock            81,820(12)         *

                                                                                           PERCENTAGE OF
                                                                            NUMBER OF       INTERMEDIA
                                                                              SHARES       COMMON STOCK
                                                                           BENEFICIALLY    BENEFICIALLY
            BENEFICIAL OWNER               SECURITIES BENEFICIALLY OWNED      OWNED            OWNED
            ----------------               -----------------------------   ------------    -------------
Philip A. Campbell.......................   Intermedia common stock            28,000(13)         *
Richard A. Jalkut........................             None                         --            --
George F. Knapp..........................   Intermedia common stock            57,100(14)         *
Robert M. Manning........................   Intermedia common stock           255,731(15)         *
Jack E. Reich............................   Intermedia common stock               500(16)         *
All Directors and executive officers as a
  group (14 persons).....................   Intermedia common stock         2,524,034(17)       3.0%

---------------
 *   Less than 1%

 (1) Based upon information set forth in a Schedule 13D filed with the Commission on February 25, 2000. Consists of 5,555,556 shares of Intermedia common stock issuable upon conversion of shares of 7% Series G Junior Convertible Participating Preferred Stock and 2,000,000 shares of common stock issuable upon exercise of presently exercisable warrants. ICI Ventures LLC is a limited liability company of which KKR 1996 Fund L.P. is the managing member. KKR 1996 GP L.L.C. is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P. KKR 1996 GP L.L.C. is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Michael T. Tokarz, Edward A. Gilhuly, Perry Golkin, Scott M. Stuart and Robert I. MacDonnell. Mr. Greene is a director of Intermedia. Each of the individuals who are members of KKR 1996 GP L.L.C. may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP L.L.C. Each of such individuals disclaims beneficial ownership. KKR Partners II, L.P. owns less than a 4% membership interest in ICI Ventures LLC.

 (2) Based upon information set forth in a Schedule 13G/A filed with the Commission' on March 29, 2000.

 (3) Based upon information set forth in a Schedule 13G filed with the Commission on February 14, 2000.

 (4) Based upon information set forth in a Schedule 13G/A filed with the Commission on February 11, 2000.

 (5) Based upon information set forth in a Schedule 13G/A filed with the Commission on February 17, 2000.

 (6) Includes 183,600 shares of common stock, 65,400 shares subject to certain vesting requirements and 808,839 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 481,161 shares subject to options that are not exercisable within 60 days of March 31, 2000.

 (7) Includes 16,667 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 83,333 shares subject to options that are not exercisable within 60 days of March 31, 2000.

 (8) Includes 28,333 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 71,667 shares subject to options that are not exercisable within 60 days of March 31, 2000.

 (9) Includes 8,333 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 41,667 shares subject to options that are not exercisable within 60 days of March 31, 2000.

(10) Includes 32,348 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter.

(11) Includes 4,362 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 3,334 shares subject to options that are not exercisable within 60 days of March 31, 2000.

(12) Includes 52,190 shares of common stock and 29,630 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 408 shares subject to options that are not exercisable within 60 days of March 31, 2000.

(13) Includes 28,000 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter.

(14) Includes 9,570 shares of common stock and 47,530 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 408 shares subject to options that are not exercisable within 60 days of March 31, 2000.

(15) Includes 35,600 shares of common stock, 29,800 shares subject to certain vesting requirements and 190,331 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 202,499 shares subject to options that are not exercisable within 60 days of March 31, 2000.

(16) Includes 500 shares of common stock.

(17) Includes 280,960 shares of common stock, 95,200 shares subject to certain vesting requirements and 1,197,406 shares subject to options exercisable as of March 31, 2000 or within 60 days thereafter. Excludes 895,444 shares subject to options that are not exercisable within 60 days of March 31, 2000.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Directors and executive officers of the Company, and persons who beneficially own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

     Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, Directors and greater than 10% stockholders were met for fiscal year 1999.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Class A Common Stock from the date of the Company's initial public offering on July 29, 1999 through December 31, 1999 with the cumulative total return on the NASDAQ Stock Market Index and the Inter@ctive Week Internet Index over the same period (assuming an investment of $100 in the Class A Common Stock, the NASDAQ Stock Market Index and the Inter@ctive Week Internet Index on July 29, 1999, and reinvestment of all dividends).
[line graph]

                                                                                                        INTER@CTIVE WEEK INTERNET
                                                   DIGEX, INCORPORATED          NASDAQ COMPOSITE                  INDEX
                                                   -------------------          ----------------        -------------------------
7/29/99                                                  100.00                      100.00                      100.00
9/30/99                                                  139.34                      104.02                      114.58
12/31/99                                                 404.41                      154.14                      203.31

                             STOCKHOLDER PROPOSALS

     Stockholders who wish to submit proposals for inclusion in the Proxy Statement for the Company's Annual Meeting to be held in 2001 must comply with and meet the requirements of Regulation 14a-8 of the Securities Exchange Act of 1934, as amended. That regulation requires, among other things, that any proposal be included in the Company's Proxy Statement for its annual meeting in 2001, must be received by the Company at the Company's principal executive office, One Digex Plaza, Beltsville, Maryland 20705, Attention: Robert B. Patrick, Secretary, by December 28, 2000. In addition, if a stockholder presents a proposal for action at the Company's 2001 annual meeting without providing the Company with notice of such proposal by March 13, 2001, stock represented by such meeting by proxies solicited by the Board may be voted in the discretion of such proxy holders.

                                 OTHER MATTERS

     The Company knows of no matters other than the matters described above which will be presented at the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, the persons voting the proxies will vote them as they deem in the best interest of the Company.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BUT EXCLUDING EXHIBITS, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ROBERT B. PATRICK, SECRETARY, DIGEX, INCORPORATED, ONE DIGEX PLAZA, BELTSVILLE, MD 20705.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David C. Ruberg
                                          Chairman of the Board

April 27, 2000

                               DIGEX, INCORPORATED

                            LONG-TERM INCENTIVE PLAN

I.       PURPOSE

         The purpose of the Digex, Incorporated Long-Term Incentive Plan (the "Plan") is to attract and retain and provide incentives to employees, officers, directors and consultants of the Corporation, and to thereby increase overall shareholder value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares and other stock-based awards to the eligible participants.


II.      DEFINITIONS

         (a) "Award" includes, without limitation, stock options (including incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

         (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

         (c) "Cause" means (i) any continued failure by the Participant to obey the reasonable instructions of the person to whom he reports, (ii) continued neglect by the Participant of his duties and obligations as an employee of his employer, or a failure to perform such duties and obligations to the reasonable satisfaction of the person to whom he reports, (iii) willful misconduct of the Participant or other actions in bad faith by the Participant which are to the detriment of the Corporation, the Parent or a Subsidiary including without limitation conviction of a felony, embezzlement or misappropriation of funds and conviction of any act of fraud or (iv) a breach of any material provision of any employment agreement not cured within 10 days after written notice thereof.

         (d) "Change of Control" means the sale, exchange or transfer of Common Stock or common stock of the then Parent Company whether in one transaction or a series of related transactions occurring within one year, which results in an accumulation of 50% or more of the voting power of the outstanding Common Stock or common stock of the then Parent Company (on a fully diluted basis) in one holder or several affiliate holders (or any such transaction or transactions occurring within six months that result in an accumulation of at least 35% of the voting power of such Common Stock or common stock of the then Parent Company (on a fully diluted basis)) or an event involving the sale or merger of the Corporation or the then Parent

Company or their assets which results in the holders of Common Stock or common stock of the then Parent Company immediately prior to the occurrence of such sale or merger holding less than a majority of the voting power of the outstanding Common Stock or common stock of the then Parent Company immediately thereafter.


         (e) "Board" means the Board of Directors of the Corporation.

         (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (g) "Committee" means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan the members of which shall consist solely of two or more members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 of the Exchange Act and are "outside directors" for purposes of Code
Section 162(m)(4)(C) of the Code.

         (h) "Common Stock" means the Class A common stock, $.01 par value, of the Corporation.

         (i) "Corporation" means Digex, Incorporated, a Delaware corporation.

         (j) "Employee" means an employee of the Corporation, a Subsidiary or the Parent Company.

         (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (l) "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board (whose determination shall be conclusive), based on the best information available to it.

         (m) "Parent Company" means any person that owns over 50% of the voting power of the Corporation's authorized and outstanding voting shares.

         (n) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

         (o) "Plan Year" means a twelve-month period beginning with January 1 of each year.

         (p) "Person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision.

         (q) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.


III.     ELIGIBILITY

             Any Employee, officer, director or consultant of the Corporation, a Subsidiary or Parent Company of the Corporation, selected by the Committee is eligible to receive an Award under Sections VI (a) and (b).


IV.      PLAN ADMINISTRATION

         (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

         (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

         (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the times at which any Award becomes exercisable. The Committee shall have the authority to modify the term of any Award provided that any such modification that adversely affects a Participant shall require the consent of the Participant.

V.       CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

         (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Class A Common Stock and shares of Class A Common Stock held as treasury stock (the "Common Stock"). Subject to adjustment in accordance with the provisions of Section XI, and subject to Section V(c) below, the total number of shares of Common Stock available for grants of Awards shall not exceed 9,000,000.(1)

         (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

         (c) There shall be carried forward and be available for Awards under the Plan all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.


VI.      AWARDS UNDER THIS PLAN

         (a) Discretionary Awards. As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

                  (i) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

                  (ii) Incentive Stock Option. An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor section as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section XI, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 9,000,000 shares, subject to Section V above. To the extent that Section 422 of the Code requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

                  (iii) Stock Appreciation Right. A right, which may or may not be contained in the grant of a stock option or incentive stock option, to receive in cash (or its equivalent value in Common Stock) the excess of the Fair Market Value of a share of Common

--------
(1) The number of shares of Common Stock subject to the Plan shall equal 15% of the Common Stock issued and outstanding after the Corporation's initial public offering. The figure of 9,000,000 shares reflected in this subsection is based on the assumption that 60,000,000 shares will be issued and outstanding as a result of the Corporation's initial public offering.

         Stock on the date the right is surrendered over the option exercise price or other price specified in the Award Agreement.

                  (iv) Restricted Shares. The issuance of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

                  (v) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

                  (vi) Stock Award. The issuance of Common Stock, which may be on a contingent basis, to a Participant.

                  (vii) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI(a).

         (b) Formula Awards. In addition to any Awards granted under Section VI(a), each member of the Board who is not, on the date on which any option is to be granted pursuant to this paragraph (b) to such member, an employee of the Corporation, a Subsidiary or a Parent Company (a "Non-Employee Director") shall be granted stock options (which shall not comply with the requirements of Section 422 of the Code) in accordance with the following formula: (i) a stock option to acquire 25,000 shares of Common Stock shall be granted on the Grant Date (defined below) at the Exercise Price (defined below) which option shall become exercisable, so long as the Non-Employee Director continues to be a member of the Board, as to 8,334 shares on the January 1 next following the Grant Date and as to an additional 8,333 shares on January 1 of each of the two years thereafter and (ii) a stock option to acquire 5,000 shares of Common Stock shall be granted on the Grant Date and on each anniversary thereof at the Exercise Price which options shall be immediately exercisable upon grant. Notwithstanding the foregoing, in the event a Non-Employee Director fails to attend at least 75% of the Board meetings in any calendar year, commencing with calendar year 1999, such person shall automatically forfeit his right to exercise that portion of the option provided for in clause (i) above that would have otherwise become exercisable on the next following January 1 which portion shall cease to be of any force or effect. For purposes of this Section VI(b), "Grant Date" shall mean (x) the date on which the initial public offering of the Corporation's Common Stock becomes effective, with respect to each Non-Employee Director serving in such capacity on such date and (y) the date of his election to the Board, with respect to each Non-Employee Director who was not serving in such capacity on the date referred to in the preceding clause (x), and "Exercise Price" shall mean (A) the Fair Market Value of the Common Stock on the respective Grant Dates with respect to each option granted pursuant to clause
(i) above which should be deemed to be the initial price to the public for the options granted on the effective date of the Corporation's initial public offering and (B) the Fair Market Value of the Common Stock on each date of grant with respect to options granted pursuant to clause (ii) above. Options granted pursuant to this Section VI(b) shall expire and cease to be of any force or effect on the earlier of the fifth anniversary of the date any such option was granted or the first anniversary of the date on which a Participant ceases to be a member of the Board.

VII.     CHANGE OF CONTROL

         Notwithstanding anything in this Plan to the contrary, unless otherwise specifically provided in a Participant's employment agreement with the Corporation, a Subsidiary or a Parent Company of the Corporation, upon a Change of Control, the option (i) if granted to a Non-Employee Director, shall become fully vested and immediately exercisable and will continue to be exercisable in whole or in part through the expiration date, (ii) if granted to any other participant will become fully vested on the earlier of one year following the occurrence of a Change of Control if the Participant continues to be employed by the Corporation on such date or the date upon which Participant's employment is terminated by the Corporation (other than for Cause).


VIII.    AWARD AGREEMENTS

         Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award. Unless required by the Committee, a Participant shall not be required to execute the Participant's Award Agreement.


IX.      OTHER TERMS AND CONDITIONS

         (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant.

         (b) Termination of Employment or Other Relationship. Unless otherwise determined by the Committee in connection with the grant of an Award, the following provision shall apply:

                  (i) If employment of the Participant with the Corporation, or a Subsidiary or Parent Company shall be terminated for Cause, and immediately after such termination the Participant shall not then be employed by the Corporation, or a Subsidiary or Parent Company, the Award to the extent not theretofore exercised shall expire forthwith.

                  (ii) If the Participant's employment with the Corporation, or a Subsidiary or Parent Company shall terminate other than by reason of death or for Cause, and immediately after such termination the Participant shall not then be employed by the Corporation, or a Subsidiary or Parent Company, the Award may be exercised at any time within three months after such termination, subject to the provisions of clause (iv) of this subparagraph (b). The Award, to the extent unexercised, shall expire on the day three months after the termination of the Participant's employment with his employer.

                  (iii) If the Participant dies (A) while employed by the Corporation, or Subsidiary or Parent Company or (B) within three months after the termination of his employment other than for Cause, the Award may be exercised at any time within six months after the Participant's death, subject to the provisions of clause (iv) of this subparagraph
         (b). The Award, to the extent unexercised, shall expire on the day six months after the Participant's death.

                  (iv) The Award may not be exercised pursuant to this subparagraph (b) except to the extent that the Participant was entitled to exercise the Award at the time of the termination of his employment, or at the time of his death, and in any event may not be exercised on and after the tenth anniversary of the date of the Award.

         (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

         (d) No obligation to Exercise. The grant of an Award shall impose no obligation upon the Participant to exercise the Award.

         (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

         (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

         (g) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

         (h) Maximum Awards. The maximum number of shares of Common Stock with respect to which options or stock appreciation rights may be granted to any single Participant under this Plan in any single Plan Year is 1,000,000.


X.       TERMINATION, MODIFICATION AND AMENDMENTS.

         (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any material amendments to the Plan without the approval of at least the affirmative vote of the holders of a majority of the votes of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

         (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.


XI.      RECAPITALIZATION

         The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award and by each option award granted or to be granted in accordance with the formula set forth in paragraph (b) of Section VI hereof, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.


XII.     NO RIGHT TO EMPLOYMENT

Except as provided in Section VI (b) with respect to options granted to Non-Employee Directors, no person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in many other relationship with, the Corporation, a Subsidiary or the Parent Company. Further, the Corporation, each Subsidiary and the Parent Company expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.


XIII.   GOVERNING LAW

To the extent federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware.


XIV.    SAVINGS CLAUSE

        This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.


XV.     EFFECTIVE DATE AND TERM

        The Plan shall become effective upon adoption by the Board, subject to approval of the Plan by the affirmative vote of the holders of a majority of the votes of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board. All Awards granted prior to such approval by the stockholders shall be subject to such approval and shall not be exercisable and/or transferable prior thereto. In the event such approval is not obtained within such one-year period, the Plan and all Awards granted thereunder shall be null and void. The Plan shall terminate on the tenth anniversary of the date on which it becomes effective. No Award shall be granted after the termination of the Plan.

PROXY                         DIGEX, INCORPORATED
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 1, 2000

       The undersigned hereby appoints David C. Ruberg and Mark K. Shull, or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Digex, Incorporated (the "Company") held of record by the undersigned on April 6, 2000 at the Annual Meeting of Stockholders to be held on June 1, 2000 at 10:00 a.m., Eastern U.S. Time, at the Hyatt Regency Hotel, One Bethesda Metro Center, Crystal Ballroom - Level P3, Wisconsin Avenue at Old Georgetown Road, Bethesda, Maryland 20814, and any adjournments thereof.

       When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified. IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE BOARD OF DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, AND 4. This Proxy also authorizes the above designated Proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS:

1.  ELECTION OF DIRECTORS

    Nominees:
    John C. Baker, Philip A. Campbell, Richard A. Jalkut, George F. Knapp, Robert M. Manning, Jack E. Reich, David C. Ruberg, Mark K. Shull

    [ ] FOR ALL NOMINEES LISTED ABOVE     [ ] AGAINST     [ ] ABSTAIN

    Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

                 --------------------------------
2.  RATIFICATION OF THE DIGEX LONG-TERM INCENTIVE PLAN.

                           [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

3. AMENDMENT OF THE DIGEX LONG TERM INCENTIVE PLAN OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 6,000,000 SHARES.

                           [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

4. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                           [ ] FOR        [ ] AGAINST     [ ] ABSTAIN

                  [See reverse side](Continued and to be signed on reverse side)

(Continued from other side)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. IF SHARES OF STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH PERSONS SHOULD SIGN THIS PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A CORPORATION, THIS PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY. EXECUTORS, ADMINISTRATORS OR OTHER FIDUCIARIES WHO EXECUTE THIS PROXY FOR A DECEASED STOCKHOLDER SHOULD GIVE THEIR FULL TITLE. PLEASE DATE THIS PROXY.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


                                        MARK HERE FOR ADDRESS
                                        CHANGE AND NOTE BELOW  [ ]


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Whether or not you plan to attend the
                                        meeting in person, you are urged to
                                        complete, date, sign and promptly mail
                                        this Proxy in the enclosed return
                                        envelope so that your shares may be
                                        represented at the meeting.


Signature:                                         Date:
           ---------------------------------------       -----------------------